SCHEDULE 14A INFORMATION

                         Proxy Statement Pursuant to Section 14(a) of the
                                 Securities Exchange Act of 1934

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [  ]

          Check the appropriate box:

          [ ]  Preliminary Proxy Statement
          [x]   Definitive Proxy Statement
          [  ]  Definitive Additional Materials
          [  ]  Soliciting  Material  Pursuant to 240.14a-11(c) or 240.14a-12


                             AMERICAN OILFIELD DIVERS, INC.
                      (Name of Registrant as Specified In Its Charter)

                                   BOARD OF DIRECTORS
                               AMERICAN OILFIELD DIVERS, INC.
                       (Name of Person(s) Filing Proxy Statement)


          Payment of Filing Fee (Check appropriate box):

          [X]   No fee required

          [  ]  Fee  computed  on  table  below per Exchange Act Rules 14a-
                6(i)(4) and 0-11.

                1)    Title   of  each  class  of   securities   to   which
                      transaction applies:

                2) Aggregate number of securities to which transaction applies:

                3)    Per  unit  price  or  other   underlying   value   of
                      transaction computed pursuant to Exchange Act Rule 0-11:1 (Set forth amount on which the filing fee is calculated and state how it was determined):

                4)    Proposed maximum aggregate value of transaction:


          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

                1)    Amount Previously Paid:

                2)    Form, Schedule or Registration Statement No.:

                3)    Filing Party:

                4)    Date Filed


                     AMERICAN OILFIELD DIVERS, INC.
                      130 EAST KALISTE SALOOM ROAD
                      LAFAYETTE, LOUISIANA  70508

                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON MAY 16, 1997



To the stockholders of American Oilfield Divers, Inc.:


   NOTICE IS HEREBY GIVEN that the 1997 annual meeting of stockholders of American Oilfield Divers, Inc. (the "Company" ) will be held Friday, May 16, 1997 at 9:00 a.m. local time in the Lafayette Petroleum Club, 111 Heymann Boulevard, Lafayette, Louisiana, 70503, for the following purposes, more fully described in the accompanying proxy statement:


   1. To elect one Class I director.

   2. To approve the Amended and Restated Incentive Compensation Plan.

   3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   Only common stockholders of record at the close of business on March 14, 1997 are entitled to notice of and to vote at the annual meeting and all adjournments thereof.

   Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the annual meeting, please mark, date and sign the enclosed proxy card and return it promptly in the enclosed stamped envelope. Furnishing the enclosed proxy will not prevent you from voting in person at the meeting should you wish to do so.

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Quinn J. Hebert

                                              Quinn J. Hebert
                                                 Secretary
Lafayette, Louisiana
April 7, 1997

                     AMERICAN OILFIELD DIVERS, INC.
                      130 EAST KALISTE SALOOM ROAD
                      LAFAYETTE, LOUISIANA  70508

                            PROXY STATEMENT

                     ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD MAY 16, 1997


                                GENERAL
   This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of American Oilfield Divers, Inc. (the "Company") for use at its annual meeting of stockholders to be held May 16, 1997 at the time and place for the purposes set forth in the accompanying Notice of Meeting, and at any adjournment thereof (the "Meeting"). The date of this Proxy Statement is April 7, 1997.

   The costs of soliciting proxies in the enclosed form will be borne by the Company. In addition to soliciting proxies by mail, directors, officers, and employees of the Company and its subsidiaries, without receiving additional compensation therefor, may solicit proxies by telephone and in person. Arrangements will also be made with banks, brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of the common stock of the Company ("Common Stock"), and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred in connection therewith.

   The proxies that accompany this Proxy Statement permit each holder of record of Common Stock on March 14, 1997 to vote on all matters to come before the Meeting. On that date the Company had outstanding 10,468,581 shares of Common Stock, each of which is entitled to one vote. Where a stockholder specifies his choice on the proxy with respect to a matter being voted upon, the shares represented by the proxy will be voted in accordance with such specification. If no specification is made, the shares will be voted in favor of both of the proposed nominees to the Board of Directors listed herein.

   The Board of Directors of the Company is not aware of any business to be acted upon at the Meeting other than those matters set forth in the accompanying Notice of Meeting. If, however, other proper matters are brought before the Meeting, or any adjournment thereof, the persons appointed as proxies will have discretion to vote or abstain from voting thereon according to their best judgment.

   A proxy may be revoked by (i) giving written notice of revocation at any time before its exercise to Quinn J. Hebert, Secretary, American Oilfield Divers, Inc., 130 East Kaliste Saloom Road, Lafayette, Louisiana 70508, (ii) executing and delivering to Mr. Hebert at any time before its exercise a later dated proxy or (iii) attending the Meeting and voting in person.

                          ELECTION OF DIRECTOR

   The Company's Amended and Restated Articles of Incorporation provide for a Board of Directors consisting of three classes, with the number of directors to be set forth in the By-laws. The By-laws provide for a Board of Directors of five persons. The term of office of the Class I director will expire at the Meeting, and the person listed as the Class I nominee in the table below will be nominated for the election to the Board of Directors for a term expiring in 2000. The term of office of the Class II directors will expire at the 1998 annual meeting. The term of office of the Class III directors will expire at the 1999 meeting. Proxies cannot be voted for more than one nominee and not more than one director can be elected.

   In the absence of contrary instructions, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby for the election of the nominee listed below. In the unanticipated event that Mr. Stanley is unavailable as a candidate for director, the Board of Directors will nominate a replacement candidate and the person named in the accompanying proxy will vote for such candidate.

   The following table sets forth certain information as of April 1, 1997 concerning the nominee for director, each director and each executive officer of the Company named in the summary compensation table below, including the number and percentage of shares of Common Stock beneficially owned by him, determined in accordance with Rule 13d-3 of the Securities and Exchange Commission. The date shown under the caption "First Elected Director" for each nominee and director refers to the year in which he was first elected to the Board of Directors. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years or longer and shares indicated as beneficially owned are held directly with sole voting and investment power. In the case of directors who are also officers of the Company, unless otherwise indicated, such persons have been employed as an officer in one or more capacities by the Company or a subsidiary for the past five years or longer. The address of each director and executive officer is c/o American Oilfield Divers, Inc., 130 East
Kaliste Saloom Road, Lafayette, Louisiana 70508. All executive officers of the Company, including Messrs. Stanley, Freeman, Suggs, Yax, and Hebert, serve at the pleasure of the Board of Directors. The Board of Directors recommends a vote FOR the nominees named below:

                                    Principal          First       Shares
                                  Occupation or       Elected    Beneficially
     Name               Age         Employment        Director      Owned       Percent
     _____              ___        _____________      _________  ___________    ________

Nominee for Election as Class  I Director (For term expiring in 2000)
Rodney W. Stanley       52      President and Chief      1996       37,800          *
                                Executive Officer(1)
Continuing Class II Directors (Term expires in 1998)
Prentiss A. Freeman     47    Executive Vice President   1986       265,665(2)     2.5
                                 and Chief Operating
                                        Officer
William C. O'Malley     60  Chairman of the Board of     1993       17,6502         *
                              Directors, President
                               and Chief Executive
                               Officer of Tidewater,
                               Inc. (marine and gas
                              compression services)(3)

Continuing Class III Directors (Term expires in 1999)

George C. Yax          55    Chairman of the Board(4)    1981      1,061,073       10.1
Stephen A. Lasher      49    President of The Gulf Star  1993         19,500(2)      *
                              Group, Inc. (financial
                              advisory services)(5)

Named Executive Officers not serving as Directors

Robert B. Suggs        49   Vice President/General        ---         93,720(2)      *
                             Manager - Gulf Services
                              Division
Quinn J. Hebert        33   Corporate Counsel and         ---          2,667(2)      *
                             Secretary(6)
All nominees, directors and executive officers as a               1,464,7752       14.0
group (eight persons)

___________________
* Less than one percent.


(1)  Mr.  Stanley  has been a Director and President and Chief Executive
Officer of the Company since December 1996. He joined the Company as a Director and Senior Vice President - International Operations on August
1, 1996.  From 1995 to May  1996,  he  served  as  President  and  Chief
Executive Officer of Hard Suits Inc., which was acquired by the Company in 1996. From 1986 to 1995 Mr. Stanley was President and Chief
Executive Officer of Sonsub, Inc., a provider of subsea engineering and other services.

(2) Shares beneficially owned by Mr. Freeman include exercisable options to purchase 16,665 shares granted pursuant to the Amended and Restated
Incentive Compensation Plan. Shares beneficially owned by Mr. O'Malley include exercisable options to purchase 6,000 shares granted pursuant to the Non-Employee Director Stock Option Plan. Shares beneficially owned by Mr. Lasher include exercisable options to purchase 6,000 shares granted pursuant to the Non-Employee Director Stock Option Plan. Shares beneficially owned by Mr. Suggs include exercisable options to purchase
2,720 shares granted  pursuant  to  the  Amended  and Restated Incentive
Compensation Plan. Shares beneficially owned by Mr. Hebert consist of exercisable options to purchase 2,667 shares granted pursuant to the Amended and Restated Incentive Compensation Plan. Shares beneficially owned by all nominees, directors and executive officers as a group include exercisable options to purchase 4,000 shares granted to another executive officer pursuant to the Amended and Restated Incentive
Compensation Plan.

(3) Mr. O'Malley is a  member  of  the  Compensation  Committee  and  is
Chairman  and  a  member  of the Audit Committee.  Mr. O'Malley has been
Chairman  of  the  Board,  President  and  Chief  Executive  Officer  of
Tidewater, Inc., a publicly-held  provider  of  offshore  marine and gas compression services, since September, 1994.  Prior to that time, he had been  Chairman  of  the  Board  of Directors of Sonat Offshore Drilling,
Inc., ("Sonat Offshore"), a publicly-held  offshore oil and gas contract drilling company, since April, 1987 and Chief Executive Officer of Sonat
Offshore  since  May,  1990.  From 1987 until May,  1993,  Mr.  O'Malley served as a director and  Executive  Vice  President  of  Sonat, Inc., a holding  company  of  various energy-related subsidiaries and  principal
stockholder of Sonat Offshore.   Mr.  O'Malley  is  also  a  director of
Hibernia  Corporation,  a  publicly-held,  Louisiana-based  bank holding company.

(4) Mr. Yax also served as President and Chief Executive Officer  of the
Company from its inception until December 1996.

(5) Mr. Lasher is a member of the Audit Committee and is Chairman and  a member  of  the  Compensation Committee.  Mr. Lasher is also director of
(i) Weingarten Realty  Investors, a publicly-held real estate investment trust, since 1984, and a  member  of its compensation committee and (ii)
Weingarten  Properties, a public real  estate  investment  trust,  since
1984.  Since 1990, Mr. Lasher has been President of The Gulf Star Group,
Inc., a provider  of  financial  advisory  services.  Prior to 1990, Mr.
Lasher  served  in  various  capacities  with  Rotan,   Mosle  Financial
Corporation,  an  investment  banking  firm,  serving as executive  vice president, head of corporate finance, until 1990.

(6) Mr. Hebert joined the Company in 1993.  From  1988  to 1993, he was an  associate  with the law firm of Jones, Walker, Waechter,  Poitevent,
Carrere & Denegre, L.L.P., New Orleans, Louisiana.
</TABLE
                        _______________________

   During  the fiscal  year  ended  December  31,  1996,  the  Board  of
Directors held  eight  meetings.   During the period that he served as a
director in 1996, each director of the  Company  attended 75% or more of the  aggregate  number  of  meetings  of  the  Board  of  Directors  and committees of which he is a member.

   Each director of the Company who is not an officer of the Company receives (i) an annual fee of $15,000, (ii) $500 for each meeting of the Board of Directors or any committee thereof at which such director is present in person or by means of telephone conference call and (iii) reimbursement of all ordinary and necessary expenses incurred in attending any meeting of the Board or any committee thereof.

   Pursuant  to  the  Company's  Non-Employee Director Stock Option Plan
(the "Director Plan"), each non-employee director will automatically receive options to purchase 1,500 shares of the Common Stock of the Company upon first becoming a director and annually thereafter on the day following the Company's annual meeting of stockholders at an exercise price equal to the fair market value of the Common Stock on the date of grant, which, so long as the Company's Common Stock is quoted on the Nasdaq Stock Market, will be the final closing sales price per share for the trading day next preceding the date of grant. A maximum of 50,000 shares may be issued pursuant to options granted under the Director Plan. As of December 31, 1996, options for 12,000 shares have been granted under the Director Plan.

      The Audit Committee, which met  once  in  the  fiscal  year  ended
December  31,  1996,  meets  periodically  with  representatives  of the
Company's independent public accountants to obtain an assessment of  the financial  position and results of operations of the Company and reports
to the Board  of  Directors  with  respect  thereto.   The  Compensation
Committee,  which met three times in the fiscal year ended December  31,
1996, reviews,  analyzes  and  recommends  compensation  programs to the
Board, establishes executive compensation, evaluates the performance  of certain  executive officers and is responsible for the administration of and the grant  of awards under the Company's 1993 Incentive Compensation
Plan.  The Board  of  Directors  does  not  have  a  standing nominating committee.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of  1934 requires the
Company's  directors, executive officers and beneficial owners  of  more than 10% of  the  Common  Stock  to  file  certain  beneficial ownership
reports  with  the  Securities and Exchange Commission.   Mr.  Yax,  the
Company's Chairman of  the Board, failed to file timely in 1994 a Form 4 reporting one transaction.



                          PROPOSAL TO APPROVE
          THE AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN

      The Board of Directors unanimously proposes that the stockholders approve the Company's Amended and Restated Incentive Compensation Plan
(the "Plan").

Reasons for the Proposal

      The Company's Amended and Restated Incentive Compensation Plan was
originally  approved  as  the 1993 Incentive Compensation  Plan  by  the stockholders of the Company prior to the effective date of the Company's
initial public offering in  1993.   As  originally  approved,  the  1993
Incentive  Compensation  Plan  authorized  the  issuance  of  a total of
500,000  shares  of  common  stock of the Company pursuant to incentives granted thereunder and contained  various  restrictions so that it would comply  with  the  applicable conditions of Rule  16b-3  ("Rule  16b-3")
promulgated by the Securities  and Exchange Commission (the "SEC") under
Section 16 ("Section 16") of the  Securities  Exchange  Act  of 1934 and
thereby  ensure that transactions under the Plan by certain officers  of
the  Company   would  not  result  in  Section  16  liability  to  them.
Subsequent to the  adoption of the 1993 Incentive Compensation Plan, the
SEC amended Rule 16b-3  to  remove many of the benefit plan restrictions contained therein.  In addition,  Section  162(m)  ("Section 162(m)") of the  Internal  Revenue  Code  of 1986 was amended by the  United  States
Congress  to  limit  tax deductions  for  executive  compensation  under certain circumstances  unless the restrictions imposed by Section 162(m)
are met.  Finally, in 1996,  the  Company  and  Rodney  W.  Stanley, the
President  and Chief Executive Officer of the Company, entered  into  an employment agreement  pursuant  to  the  terms  of which Mr. Stanley was granted under the 1993 Incentive Compensation Plan  options  to purchase
375,000 shares of Common Stock at an option exercise price of $8.875 for each share.  The portion of such grant covering 225,000 shares  was made subject  to  approval  by  the Company stockholders at their 1997 annual meeting because it exceeded  the  remaining  amount  available under the share limit of the 1993 Incentive Compensation Plan.

      In response to these developments, the Board of Directors recently amended the 1993 Incentive Compensation Plan to remove  restrictions  no longer  required  by  Rule  16b-3, to qualify certain incentives granted
thereunder  as  tax-deductible,   performance-based  compensation  under
Section 162(m), and to increase the  number  of shares of Company common stock that may be issued under it for purposes of covering Mr. Stanley's grant  and  for  ensuring that the Company may be  in  the  position  to continue its ability  to  furnish  under  the Plan a variety of economic incentives designed to attract, retain, and  motivate  key employees and officers  and  to  strengthen  the  mutuality of interests between  such employees and the stockholders.

      The amendments were made by the Board of Directors subject to stockholder approval of the Plan as so amended. In summary, the changes effected by these amendments include the following:

      (i) the provisions on administration were modified to eliminate the requirement that the members of the Compensation Committee of the Board of Directors of the Company be "disinterested directors" under the previous version of Rule 16b-3 but to require that they be "non-employee directors" under revised Rule 16b-3 and "outside directors" under
Section 162(m);

      (ii) the number of shares of Company common stock that may be issued under such Plan was increased from 500,000 to 1,200,000;

      (iii) certain limitations on calculating the number of shares of Company common stock subject to such Plan, which pertained to re-issuing forfeited or repurchased shares, were eliminated;

      (iv) a limitation that no individual may receive in any one year under such Plan incentives that relate to more than 400,000 shares of Company common stock was added;

      (v) the minimum exercise price of a stock option granted under the Plan was increased from 85% of "fair market value" of a share of Company common stock on the date of grant to 100% of "fair market value" of a share of Company common stock on the date of grant;

      (vi) the requirement that no stock option granted to a person subject to Section 16 may be exercisable within the six-month period immediately following the date of grant was eliminated;

      (vii) special restrictions on elections made by person subject  to
Section 16 to withhold shares of Company common stock from payments made under such Plan to satisfy withholding taxes were eliminated;

      (viii)the provision authorizing adjustments under such Plan upon the reorganization or recapitalization of the Company was modified to prohibit any such adjustments to the extent that they would be inconsistent with the requirements for full deductibility under Section
162(m);

      (ix) the provisions requiring shareholder approval of amendments were modified to eliminate any such necessity to the extent required by Rule 16b-3 but to mandate such approval if needed to qualify incentives granted under such Plan as performance-based compensation under Section
162(m);

      (x)   the    provisions    on   transferability   of   incentives,
particularly  stock  options,  were  relaxed   to  permit  transfers  of
incentives  to  certain  family  members  or entities  owned  by  family members;

      (xi) numerous provisions throughout such Plan were modified to reflect that, as a result of such modification of the transferability provisions, the grantee of an incentive may not be the holder of an incentive at the time of its exercise, adjustment, amendment, or repurchase or at the time of the issuance of shares of Company Common
Stock under such incentive;

      (xii) the provision permitting the Compensation Committee of the Board of Directors to cancel a stock option to make a participant eligible for the grant of a stock option at a lower exercise price or the grant of another Incentive was eliminated;

      (xiii)the provisions on restricted stock were modified to require a restricted period of at least three years, or, if vesting is subject to the attainment of performance goals, a restricted period of at least one year;

      (xiv) the name of such Plan was  changed  from the "1993 Incentive
Compensation  Plan" to the "Amended and Restated Incentive  Compensation
Plan"; and

      (xv)  miscellaneous conforming changes were made.

      In accordance  with  the requirements of Section 162(m), the Board of Directors proposes that the  stockholders  approve  the  Amended  and
Restated   Incentive   Compensation  Plan  in  its  entirety.   If  such
stockholder approval is not obtained, compensation payable under a grant made under the Plan on or  after the 1997 annual meeting of stockholders would  not meet the exception  for  performance-based  compensation  and therefore  may not be tax-deductible under Section 162(m).  In addition, if such stockholder  approval  is  not  obtained,  the  Company would be required under Mr. Stanley's employment agreement to provide Mr. Stanley
with  the  economic equivalent of 225,000 of his options.   Finally,  if
such stockholder approval is not obtained, certain rules of the National
Association of Securities Dealers, Inc. would forbid the issuance of the additional 700,000 shares of Company common stock under the Plan.

Summary of the Plan

      The following  is a summary of the Plan as recently amended by the
Board of Directors of  the  Company.   The  summary  is qualified in its
entirety by reference to the complete text of the Plan  as  so  amended, which is attached hereto as Exhibit A.

      General

      The   Board   of   Directors  believes  that  the  Plan  increases
shareholder  value  and  advances   the  interests  of  the  Company  by
furnishing a variety of economic incentives designed to attract, retain, and motivate key employees and officers  and to strengthen the mutuality of interests between such employees and the stockholders.

      Shares Issuable under the Plan

      Under the Plan, key employees of the  Company,  including officers and directors who are full-time employees of the Company, may be granted stock options, stock awards, restricted stock, performance  share awards or cash awards (the "Incentives") by the Compensation Committee  of  the
Company's  Board of Directors (the "Committee").  There are presently 27
persons participating  in  the  Plan,  and approximately 873   other
persons are eligible to participate in the Plan.  A maximum of 1,200,000 shares of Common Stock are issuable under  the  Plan,  except  that this number, and the price, if any, at which such shares are issuable,  would be  adjusted in the event of any recapitalization, stock dividend, stock split,  combination  of  shares  or other change in Common Stock.  As of
April 1, 1997, the fair market value  of  a  share  of  Common Stock was
$11.50.  There    were    outstanding under the Plan as  of  that date
non-qualified  stock options to purchase 488,914 shares of Common  Stock with various exercise  prices,  exercisability schedules, and expiration
dates.  Such   outstanding  stock  options  include  non-qualified
stock options to purchase 375,000 shares of Common Stock at  an exercise price of $8.875 granted, subject to stockholder approval of the  Plan as so  recently amended by the Board of Directors of the Company, on August
1, 1996  to Rodney W. Stanley, the President and Chief Executive Officer
of the Company,  pursuant  to the terms of his employment agreement with the Company dated as of July 16, 1996.  No individual may receive in any year Incentives, whether payable in cash or shares of Common Stock, that relate to more than 400,000 shares of Common Stock.

      In the event that stock options to purchase shares expire or are terminated or canceled or in the event that shares of restricted stock issued under the Plan are forfeited or reacquired by the Company, such shares would again become issuable pursuant to Incentives issued under the Plan. In the event of a merger, consolidation or reorganization of the Company, there will be substituted for each share of Common Stock then subject to the Plan (including shares subject to restrictions, options or achievement of performance share objectives) the number and kind of securities to which the holders of Common Stock are entitled pursuant to the transaction.

      Administration of the Plan

      The Committee administers  the  Plan  and  has  authority to award
Incentives under the Plan, to interpret the Plan, to establish any rules
or  regulations  relating  to  the  Plan  that  it  determines   to   be
appropriate,  to  authorize  agreements  with  participants  relating to
Incentives  ("Incentive  Agreements"),  to  amend  those  agreements  in certain  respects,  to  make  any  other  determination that it believes necessary or advisable for the proper administration  of the Plan and to delegate its authority as appropriate.  If a participant ceases to be an employee of the Company for any reason, including death,  disability  or retirement  at normal retirement age, any Incentives may be exercised or shall expire  at  such time as may be determined by the Committee in the
Incentive Agreement.   Any  stock  option or unexercised portion thereof
that was otherwise exercisable on the  date of termination of employment will expire at the time or times established by the Committee.

      Amendments to the Plan

      The Board may amend or discontinue the Plan at any time, except to the extent that any amendment may require shareholder approval to comply with any tax or regulatory requirement. No amendments or discontinuance may change or impair, without the consent of the recipient thereof, an Incentive previously granted, except that the Company retains the right to convert any outstanding incentive stock option to a non-qualified stock option or to require the forfeiture of an Incentive if the recipient's employment is terminated for cause.

      Types of Incentives

      A summary of the types of Incentives that may be granted under the Plan is set forth below.

      Stock  Options.   The  Committee  may  grant  non-qualified  stock
options ("NQSOs") or incentive stock options ("ISOs") to purchase shares
of Common Stock.   The  Committee will determine the number and purchase
price of the shares subject  to  stock  options,  the  term of the stock options and the time or times that the stock options become exercisable, provided the purchase price for stock options may not be  less  than the fair  market value of the Common Stock on the date of grant and provided that the term of ISOs may not exceed 10 years.  No ISO may be granted to any participant  who,  at  the  time  of  the  grant,  would  own  stock possessing  more  than  10%  of  the  total combined voting power of all classes  of  stock  of the Company.  The Committee  may  accelerate  the exercisability of any stock option.  Upon approval of the Committee, the
Company may repurchase  a  previously  granted  stock  option  from  any
optionee   by  mutual  agreement  before  such  stock  option  has  been exercised, by  payment  to the optionee of the amount per share by which the fair market value of  the  shares subject to the stock option on the
date  of repurchase exceeds the exercise  price.   The  Committee  shall
determine  at what time or times during its term a stock option shall be
exercisable.   The  exercise price may be paid in cash, check, in shares
of Common Stock that  have been held for at least six months, or through
a broker-assisted exercise  arrangement.   If  a participant exercises a
stock  option and pays the exercise price with shares  of  Common  Stock held by  such  participant,  the Committee may grant each participant an additional option to purchase the number of shares of Common Stock equal to the number of shares of Common Stock surrendered at an exercise price equal to the fair market value of a share of Common Stock on the date of such surrender.

      Stock Awards and Restricted  Stock.  A stock award consists of the transfer by the Company to a participant  of  shares  of  Common  Stock, without  other payment therefor, as additional compensation for services previously provided to the Company.  Restricted stock consists of shares of Common  Stock that are transferred to a participant for past services or that are  sold  by the Company to a participant at a specified price, but  subject to restrictions  regarding  their  sale,  pledge  or  other transfer  by  the  participant  for  a specified period (the "Restricted
Period").  The Committee has power to  determine the number of shares to be transferred to a participant as a stock  award or as restricted stock and to determine the price, if any, at which  shares of restricted stock shall be sold to a participant.  All shares of  restricted stock will be subject  to  such  restrictions as the Committee may  designate  in  the
Incentive Agreement with the participant, including, among other things, that the shares of Common  Stock  are required to be forfeited or resold to the Company in the event of termination of employment or in the event specified performance goals or targets are not met.  A Restricted Period of at least three years is required,  except  that if vesting is subject to the attainment of performance goals, a minimum  Restricted  Period of
one  year  is  required.   Subject  to  the restrictions provided in the
Incentive Agreement, each participant receiving  restricted  stock  will have  the rights of a shareholder with respect thereto, including voting rights and rights to receive dividends.

      Performance  Shares.   Performance shares consist of an award paid
in shares of Common Stock of the  Company  without  any  payment  by the
participant.   Each performance share will be subject to such terms  and
conditions as the  Committee  deems  appropriate,  including performance objectives for the Company or one or more of its operating  divisions to be  achieved by the end of a specified period.  The award of performance shares does not create rights in the participant as a shareholder of the
Company  until the payment of shares of Common Stock with respect to the award, except  to  the  extent  that  the Committee has granted dividend equivalent payment rights in connection with such award.

      Cash Awards. A cash award may be made by the Company to an eligible employee as additional compensation for his services to the Company. Payment may depend on the achievement of specified performance objectives by the Company or the individual or may relate to the amount of the tax obligation imposed on a participant in connection with a stock Incentive granted to a participant. The amount of a cash award will be determined by the Committee.

      Acceleration of Incentives Upon Occurrence of Certain Events

      If  so  determined  by the Committee  at  any  time  in  its  sole discretion, or if (a) a person  or  group  of  persons,  other  than any employee  benefit  plan  of  the  Company  or related trust, becomes the beneficial owner of securities representing  30%  or  more  of the total voting power of the Company; (b) a majority of the members of  the Board of  Directors of the Company is replaced within any period of less  than two years  by  directors  not  nominated  and  approved  by the Board of
Directors;   or   (c)   the  shareholders  of  the  Company  approve   a
reorganization, merger or  consolidation,  in each case, with respect to which the individuals and entities who were  the  respective  beneficial owners  of  the  Common Stock and other voting securities of the Company immediately prior  to  such  reorganization,  merger or consolidation do
not,   following   such   reorganization,   merger   or   consolidation,
beneficially   own,   directly   or   indirectly,   more  than  80%  of,
respectively,  the  then  outstanding  shares  of common stock  and  the combined voting power of the then outstanding voting securities entitled to  vote  generally  in  the  election of directors of  the  corporation resulting from such reorganization,  merger or consolidation; or (d) the
shareholders  of  the  Company  approve  a   complete   liquidation   or
dissolution  of  the  Company or the disposition of all or substantially all of the Company's assets, the following will occur:  the restrictions on all shares of restricted  stock  awarded shall lapse immediately, all outstanding stock options shall become  exercisable immediately, and all performance  objectives  will  be deemed to  be  met  and  payment  made immediately, unless otherwise determined by the Board of Directors and a majority of the continuing directors,  as defined in the Plan, or unless the Committee is otherwise directed by the participant in writing.

      Transferability of Incentives

      No stock option or performance share may be transferred, pledged, assigned, or otherwise encumbered by the holder thereof except by will;
by the laws of descent and distribution; pursuant to a domestic relations order, if permitted by the Committee; or to immediate family members or entities controlled or for the benefit of immediate family members, if permitted by the Committee.

      Payment of Withholding Taxes in Stock

      A  participant   may,   but  is  not  required  to,  satisfy  such
participant's withholding tax obligation  by  electing  that the Company withhold,  from  the shares of Common Stock that such participant  would otherwise receive  upon  the issuance of Common Stock in connection with an Incentive, the lapse of  restrictions  on  Common Stock in connection with an Incentive, or the exercise of a stock option,  shares  of Common
Stock having a value equal to the amount required to be withheld.   This
election must be made prior to the date on which the amount of tax to be withheld  is  determined  and  is  subject  to  the Committee's right of disapproval.

Federal Income Tax Consequences

      Under existing federal income tax provisions, a participant who receives stock options or performance shares or who purchases or receives shares of restricted stock that are subject to restrictions that create a "substantial risk of forfeiture" (within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended (the
"Code")) will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes, in the year such Incentive is granted.

      When an NQSO granted pursuant to the Plan is exercised, the employee will realize ordinary income measured by the difference between the aggregate fair market value of the shares of Common Stock on the exercise date and the aggregate purchase price of the shares of Common
Stock  as  to  which the option is exercised, and,  subject  to  Section
162(m) of the Code, the Company will be entitled to a deduction in the year the option is exercised equal to the amount the employee is required to treat as ordinary income.

      An employee generally will not recognize any income upon the exercise of any ISO, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of adjustment, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by
Section 55 of the Code. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an ISO, provided the employee does not dispose of such stock within either two years from the date of grant or one year from the date of exercise of the incentive stock option (the "required holding period").
An employee disposing of such shares before the expiration of the required holding period will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an ISO, except where the employee disposes of the Common Stock received upon exercise before the expiration of the required holding period.

      If the exercise price of an NQSO is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carries over to the same number of shares received in exchange therefor. The compensation income recognized on exercise of such NQSO is added to the basis of the remaining shares received. If the exercised option is an ISO and the shares surrendered were acquired through the exercise of an ISO and have not been held for the applicable holding period, the optionee will recognize income on such exchange and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition and the basis and the holding period of the previously owned shares carries over to the same number of shares received in exchange therefor and the remaining shares begin a new holding period and will have a zero basis.

      An  employee  who  receives restricted stock or performance shares will normally recognize taxable  income  on  the  date the shares become transferable or no longer subject to substantial risk  of  forfeiture or on  the  date of their earlier disposition.  The amount of such  taxable income will be equal to the amount by which the fair market value of the shares of  Common  Stock  on  the  date  such restrictions lapse (or any earlier date on which the shares are disposed of) exceeds their purchase price, if any.  An employee may elect, however,  to include in income in the year of purchase or grant the excess of the fair market value of the shares of Common Stock (without regard to any restrictions)  on the date
of   purchase  or  grant  over  its  purchase  price.   Subject  to  the
limitations  imposed  by Section 162(m) of the Code, the Company will be entitled to a deduction  for  compensation  paid in the same year and in
the  same  amount  as  income  is realized by the  employee.   Dividends
currently paid to the participant will be taxable compensation income to the participant and deductible by the Company.

      A participant who receives a stock award under the Plan consisting of shares of Common Stock will realize ordinary income in the year of the award equal to the fair market value of the shares of Common Stock covered by the award on the date it is made and, subject to Section
162(m) of the Code, the Company will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income. An employee who receives a cash award will realize ordinary income in the year the award is paid equal to the amount thereof and the amount of the cash award will be deductible by the Company, subject to Section 162(m) of the Code.

      When  the  exercisability or vesting of an Incentive granted under the Plan is accelerated upon a change of control, any excess on the date of the change in control  of the fair market value of the shares or cash issued under Incentives over  the  purchase  price of such shares may be characterized as "parachute payments" (within  the  meaning  of  Section
280G  of  the  Code)  if  the  sum  of  such  amounts and any other such contingent payments received by the employee exceeds  an amount equal to three  times  the  "base  amount" for such employee.  The "base  amount"
generally is the average of the annual compensation of such employee for
the  five years preceding such  change  in  ownership  or  control.   An
"excess  parachute  payment" with respect to any employee, is the excess of the present value  of  the  parachute payments to such person, in the
aggregate, over and above such person's  base  amount.   If  the amounts
received  by  an employee upon a change in control are characterized  as parachute payments, such employee will be subject to a 20% excise tax on the excess parachute  payments pursuant to Section 4999 of the Code, and the Company will be denied  any  deduction  with  respect to such excess parachute payments.

      This summary of federal income tax consequences of NQSOs, ISOs, restricted stock, performance shares, stock awards, and cash awards does not purport to be complete. Reference should be made to the applicable provisions of the Code. There also may be state and local income tax consequences applicable to transactions involving Incentives.

Grants During the Last Fiscal Year

      The following table sets  forth  information  with  respect to the
Incentives  that were awarded in 1996 to each of the executive  officers named above,  all  current  executive  officers  as  a  group,  and  all
employees,   including  all  current  officers  who  are  not  executive officers, as a  group,  under  the Plan.  No (i) director or nominee for election as a director who is not a named executive officer nor any (ii)
associate of any director, nominee  for  director,  or executive officer participates  or  is  anticipated to be eligible to participate  in  the
Plan.  All outstanding  Incentives  are NQSOs.  The amounts and types of
Incentives that will be granted under the Plan in 1997 have not yet been determined by the Compensation Committee of the Board of Directors.

                           NEW PLAN BENEFITS
                           -----------------
                                      Amended and Restated Incentive
                                              Compensation Plan
                                                  Number
                                              of Securities
Name and Position                            Underlying NQSOs
------------------                    ---------------------------------
George C. Yax,                                                0
  Chairman of the Board
Rodney W. Stanley,                                      375,000
  President and Chief Executive Officer
Prentiss A. Freeman,                                          0
  Executive Vice President and
  Chief Operating Officer
Robert B. Suggs,                                              0
  Vice President/General Manager- Gulf
   Services Division
Quinn J. Hebert,                                              0
  Corporate Counsel and Secretary
Executive Group                                         375,000
Non-Executive Officer                                   204,000
  Employee Group

________________

Vote Required for Approval of the Plan

      The affirmative vote of the holders of a majority of the vote actually cast will be required for approval of the Plan.

      The Board of Directors unanimously recommends that shareholders vote FOR the approval of the Amended and Restated Incentive Compensation
Plan.



             EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

Summary of Executive Compensation

   The following table provides a summary of the compensation for the fiscal year ended December 31, 1996 and each of the two years ended
October 31, 1994 and 1995 of (i) the chief executive officer and (ii) the four most highly compensated executive officers of the Company during 1996 other than the chief executive officer (collectively, the "Named Executive Officers").

                       Summary Compensation Table


                                                            Long-Term
                                      Annual Compensation  Compensation
                                      ___________________ ______________
                                                       Securities Underlying  All Other
 Name and Principal Position   Year    Salary    Bonus     Options (#)       Compensation
 ___________________________________________________________________________________________
George C. Yax                  1996  $266,667(1) $   0         0              $   0
     Chairman of the Board(1)  1995   300,000        0         0                  0
                               1994   300,000        0         0                 924(2)

Rodney W. Stanley,             1996  $ 86,333(3) $   0   375,000(3)           $   0
      President and
      Chief Executive Officer(1)(3)

Prentiss A. Freeman            1996  $203,862    $   0         0              $   0
      Executive Vice           1995   203,111        0         0                  0
       President and Chief     1994   201,296        0         0                924(2)
       Operating Officer

Robert B. Suggs                1996  $109,992   $30,000        0              $   0
     Vice President/General
      Manager - Gulf
      Services Division

Quinn J. Hebert                1996  $90,000    $30,000        0                  $
      Corporate Counsel and
      Secretary
                     ______________________________

(1) From the Company's formation in 1981 through December 1996, Mr. Yax served as the Company's Chairman of the Board, President and Chief
    Executive Officer. As part of the Company's succession plan, Mr. Yax resigned as President and Chief Executive Officer and Rodney W. Stanley became the Company's President and Chief Executive Officer in December
    1996. Mr. Yax retains the role of Chairman of the Board at an annual salary of $75,000.

 (2) Consists of $924 in matching contributions by the Company through the Company's Profit Sharing Plan.

(3) Mr. Stanley commenced employment with the Company on August 1, 1996;
    thus the amount stated as his salary reflects a partial year of employment. Mr. Stanley's annual salary as President and Chief
    Executive Officer is $275,000. For information with respect to his stock options, see "Stanley Employment Agreement" below.

                             Stock Options

        The following table sets forth information with respect to all stock options granted in 1996 by the Company to each of the Named
Executive Officers. No stock appreciation rights have been granted by the Company to any of the Named Executive Officers.

                   Option Grants in Last Fiscal Year

                                                                 Grant
                      Individual Grants                           Date
                                                                 Value
________________________________________________________________________
      (a)             (b)          (c)        (d)       (e)       (f)

                   Number of    % of Total
                   Securities    Options    Exercise             Grant
                   Underlying   Granted to  or Base               Date
                    Options     Employees    Price   Expiration Present
      Name        Granted (#) in Fiscal Year ($/Sh)     Date     Value ($)
_________________________________________________________________________

George C. Yax             0           0        --        --        --
Rodney W. Stanley      375,000           65%    $8.875    8/1/06 $2,070,000
Prentiss A. Freeman       0           0          --        --        --
Robert B. Suggs           0           0          --        --        --
Quinn J. Hebert           0           0          --        --        --

(1) Each of the stock options granted in 1996 by the Company to the Named Executive Officers is not immediately exercisable. One-fifth of the number of stock options covered by each such grant will become exercisable on the first through fifth anniversaries of the respective date of grant thereof provided certain Company-wide performance goals are attained. Such stock options will, however, become immediately exercisable in their entirety at such time as determined by the Compensation Committee of the Board of Directors in its sole discretion or upon the occurrence of certain events specified in the Amended and Restated Incentive Compensation Plan.

(2) The Black-Scholes option pricing model was used to determine the grant date present value of the stock options granted in 1996 by the Company to the Named Executive Officers. Under the Black-Scholes option pricing model, the grant date present value of each stock option referred to in the table was calculated to be $5.52. The following facts and assumptions were used in making such calculation: (a) an unadjusted exercise price of $8.875 for each such stock option; (ii) a fair market value of $8.875 for one share of Company common stock on the date of grant; (iii) no dividend yield; (iv) a stock option term of 10 years; (v) a stock volatility of 36.42%, based on an analysis of weekly closing stock prices of shares of Company common stock during the three-year period prior to the date of grant; and (vi) an assumed risk-free interest rate of 6.79%, which is equivalent to the yield on a ten-year treasury note on the date of grant. No other discounts or restrictions related to vesting or the likelihood of vesting of stock options were applied. The resulting grant date present value of $5.52 was multiplied by the total number of stock options granted to each of the Named Executive Officers to determine the total grant date present value of such stock options granted to each Named Executive Officer, respectively.

      The following table sets forth information with respect to any exercises of Company stock options in 1996 by each of the Named Executive Officers and all outstanding Company stock options held by each of the Named Executive Officers as of December 31, 1996. No stock appreciation rights have been granted by the Company to any of the Named Executive Officers.

            Aggregated Option Exercises in Last Fiscal Year
                        and FY-End Option Values

     (a)            (b)           (c)           (d)           (e)
_______________________________________________________________________
                                             Number of
                                             Securities     Value of
                                             Underlying   Unexercised
                                            Unexercised   In-the-Money
                                             Options at    Options at
                   Shares                     FY-End (#)    FY-End($)
                Acquired on                ___________   ____________
     Name       Exercise (#)    Value      Exercisable/  Exercisable/
                Acquired on   Realized ($) Unexercisable*Unexercisable*
________________________________________________________________________
George C. Yax        0             --            0       $        0
                                                 0*               0*
Rodney W. Stanley    0             --            0       $        0
                                              375,000*    1,125,000*
Prentiss A. Freeman  0             --          16,665    $   72,909
                                                8,345*       36,509*
Robert B. Suggs   5,280        $25,080           0       $        0
                                               2,720*        11,900*
Quinn J. Hebert      0             --          5,333     $   23,332
                                               2,667*        11,668*


Stanley Employment Agreement

      The Company and Mr. Stanley entered into a five-year employment agreement (the "Agreement") effective August 1, 1996. Pursuant to the provisions of the Agreement, Mr. Stanley's initial annual salary was $200,000 as Senior Vice President - International Operations and was increased to $275,000 upon Mr. Stanley's election as President and Chief Executive Officer. Mr. Stanley's salary is subject to review by the Board of Directors annually. Mr. Stanley is also entitled to participate in all pension, incentive, bonus and other employee benefit plans made available to the Company's executive officers. If Mr. Stanley (i) dies or becomes disabled, (ii) is terminated for "Cause", as defined in the Agreement, or (iii) leaves the employ of the Company for a reason other than "Good Reason", as defined in the Agreement, the Company owes Mr. Stanley no further amounts under the Agreement. If, however, Mr. Stanley is (i) terminated for a reason other than "Cause" or (ii) leaves the employ of the Company for "Good Reason", the Company is required to pay Mr. Stanley an amount equal to his then full current annual salary plus the full incentive bonus paid or payable for the year immediately preceding such termination.

      Under the Agreement, Mr. Stanley will be eligible for an annual bonus upon the attainment of certain Company-wide performance goals, the amount of which is to be determined by the Company's Compensation Committee. Pursuant to the terms of the Agreement, Mr. Stanley was granted options to purchase 375,000 shares of Common Stock on August 1, 1996 at an option exercise price of $8.875 per share. The grant of the option to purchase 225,000 of these shares is subject to approval by the Company stockholders at the 1997 annual meeting. Such options will become exercisable in installments of 75,000 shares each year, provided certain Company-wide performance goals are attained. If such shareholder approval is not obtained, the Company is obligated to provide Mr. Stanley with the economic equivalent of those options not approved.

      At the end of Mr. Stanley's employment with the Company, the Company may, in its sole discretion under the Agreement, elect to trigger a non-competition covenant pursuant to which Mr. Stanley will be prohibited from competing with the Company in various geographic areas for a period of up to two years. The amount of the noncompetition payment to Mr. Stanley under the Agreement will be either $100,000 per year or $200,000 per year, depending upon the reason for Mr. Stanley's employment termination.


Compensation Committee Interlocks and Insider Participation

   Messrs. Lasher and O'Malley serve on the Company's Compensation Committee, with Mr. Lasher acting as its Chairman. No executive officer of the Company during the fiscal year ended December 31, 1996 served as a director, or member of the compensation committee, of another entity one of whose executive officers served as a director, or on the Compensation Committee, of the Company.


Compensation Committee Report on Executive Compensation

   The Compensation Committee of the Board of Directors reviews, analyzes and establishes compensation packages for the Company's executive officers, reviews and provides general guidance for the compensation packages for the Company's profit center managers, evaluates the performance of the Chief Executive Officer and Chief Operating Officer and administers the grant of stock-based awards under the Company's Amended and Restated Incentive Compensation Plan. Messrs. O'Malley and Lasher, who comprise the Compensation Committee, are both independent, non-employee directors of the Company.

   In consultation with an employee benefits consultant retained by the Company to assess the Company's executive compensation in comparison to that of fourteen other publicly-held oilfield service companies (the "Comparison Group"), the Committee adopted an executive compensation philosophy that seeks to (i) provide a competitive total compensation package that enables the Company to hire, develop, reward and retain key executives, (ii) tie executive compensation to the Company's annual business objectives and strategies, and (iii) provide variable total reward opportunities that are directly tied to increases in stockholder value. The Company's compensation philosophy is also intended to reward individual initiative and achievement, and to assure that the amount and nature of executive compensation is reasonably commensurate with the Company's financial condition, results of operations and Common Stock performance.

   These objectives are generally sought to be met with base salaries that are generally competitive with those of the Comparison Group, annual incentive bonuses keyed primarily to the attainment of performance targets tied to the Company's budget and the award of stock options or other stock-based awards that focus on increases in stock value over a longer term. Factors considered from time to time in establishing and reviewing the Company's executive compensation program include the Company's financial performance, management's business philosophy, industry practices and the Company's culture and organizational structure.

   In 1996, Mr. Yax received total cash compensation (in the form of salary) of $266,667 from the Company. The determination of Mr. Yax's compensation was based upon the factors described above with respect to all executive officers, and, in addition, upon Mr. Yax's extensive experience, leadership and reputation within the oilfield service industry and his leadership role in the Company's development. Mr. Yax's salary remained unchanged from 1995. In December, 1996, as part of the Company's succession plan, Mr. Yax stepped down as President and Chief Executive Officer, but remains the Company's Chairman of the Board.

   In order to link a portion of executive compensation to Company performance, the Committee determined to continue during 1996 an annual bonus plan under which each executive officer and the Company's eight profit center managers could earn an annual bonus of between approximately 15% to 60% of salary based on the quality of the individual's performance and the attainment of pre-established revenue and profit goals by the Company as a whole and by individual profit centers. The exact amount of the bonus paid to the executive officers, however, was determined by the Compensation Committee.

   Five of the Company's eight profit centers surpassed the 1996 objective performance milestones and the Company paid bonuses to the executives responsible for those profit centers of up to 30% of the executive's salary, totaling approximately $135,000 for the group. Although the Company's 1996 revenues increased by approximately 20% from $88.7 million for 1995 compared to $105.8 million for 1996 and the Company recorded $5.0 million (or $.74/share) of net income for 1996 compared to a net loss of $329,000 (or $.05/share) for 1995, the
Company, on a consolidated basis, did not achieve the Company-wide performance milestones for 1996. Based on the Company's failure to achieve the Company-wide 1996 performance milestones and notwithstanding the significant net income generated in 1996, the Compensation Committee elected not to pay a bonus to Mr. Yax, as Chief Executive Officer.

   Another element of the Committee's performance-based compensation philosophy is the Amended and Restated Incentive Compensation Plan. The purpose of the Plan is to link the interests of management to the interests of stockholders, focus on intermediate and long-term results. Stock options grants are typically made at 100% of the market value of the stock on the date of the award, are not exercisable during the first year after the award and are exercisable thereafter under a vesting schedule selected by the Committee that specifies the number of the options becoming exercisable each year throughout the schedule. The size of option grants is determined subjectively, generally in approximate proportion to the officer's level of responsibility and experience. For those purposes, in 1996, the Company granted options to Mr. Stanley, who had just been hired by the Company, to purchase 375,000 shares of Common Stock. No other executive officers received option grants in 1996.

   Under Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended, no deduction by a publicly held corporation is allowed for compensation paid by the corporation to its most highly compensated executive officers to the extent that the amount of such compensation for the taxable year for any such individual exceeds $1 million. Section 162(m) provides for the exclusion of compensation that qualifies as performance-based from the compensation that is subject to such deduction limitation. The Company is now seeking stockholder approval of the Amended and Restated Incentive Compensation Plan at the 1997 annual meeting of stockholders to ensure that stock options granted through such Plan will continue to be fully deductible. Other types of incentive compensation granted through such Plan may also qualify as performance-based compensation if additional requirements are met. The Company anticipates that the components of individual annual compensation for each highly compensated executive officer that do not qualify for any exclusion from the deduction limitation of Section
162(m) will not exceed $1 million and will therefore qualify for deductibility.


   Submitted by the Compensation Committee of the Board of Directors

                  William C. O'MalleyStephen A. Lasher


Performance Graph

   The following graph presents the cumulative total shareholder return on the Company's Common Stock for the period since the Company's initial public offering in July, 1993 compared to the cumulative total shareholder return, assuming reinvestment of dividends, for (i) all U.S. stocks quoted on the Nasdaq Stock Market as measured by the CSRP Total Return Index for the Nasdaq Stock Market (U.S.), (ii) all U.S. stocks quoted on the Nasdaq Stock Market that have the same Standard Industrial Classification ("SIC") code as the Company (oilfield services) ("Nasdaq Oilfield Services Group") and (iii) a peer group selected by the Company ("Peer Group") consisting of the following issuers, each of which is in the offshore construction business or the offshore oil and gas support services business, or both businesses: Coflexip Stena Offshore, Inc., Global Industries, Inc., J. Ray McDermott, S.ALtd., Oceaneering International, Inc., SEACOR Holdings, Inc., and Stolt Comex Seaway S.A. The Company believes that the members of the Peer Group provide services and products more comparable to those of the Company than those provided by the Nasdaq Oilfield Services Group. For this reason the Company has included the Peer Group in the following performance graph and intends to use it in future performance graphs in place of the Nasdaq Oilfield Services Group. The Company's initial public offering was completed in July, 1993 and, accordingly, return information for earlier periods is not presented. These indices have been prepared for the Company by the Center for Research in Securities Prices (CSRP) at the University of Chicago. The graph assumes $100 was invested on July 21, 1993 in Company Common Stock and in the three indices presented. The returns of each member of the Peer Group has been weighted according to that issuer's stock market capitalization. The Company paid no dividends during the period presented. The cumulative total percentage returns for the period presented were as follows: Company Common Stock, 21.8%; all U.S. stocks quoted on the Nasdaq Stock Market, 89.0%; the Nasdaq Oilfield Services Group, 181.4%; and the Peer Group, 50.5%.


                       [INSERT PERFORMANCE GRAPH HERE]



                      QUORUM AND VOTING OF PROXIES

   The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum. Stockholders voting, or abstaining from voting, by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, (i) the election of the director to be elected at the Meeting will be determined by plurality vote (that is, the nominee receiving the largest number of votes will be elected) and (ii) a majority of votes actually cast will be required to approve the Company's Amended and Restated Incentive Compensation Plan and will decide any other matter properly brought before the Meeting for a vote of stockholders. Shares for which proxy authority to vote for any nominee for election as a director is withheld by the stockholders and shares that have not been voted by brokers who may hold shares on behalf of the beneficial owners ("broker non-votes") will not be counted as voted for the affected nominee. With respect to the proposal to approve the Amended and Restated Incentive Compensation Plan and with respect to any other matter coming before the Meeting, shares that are not voted as a result of abstentions and broker non-votes will not be considered as cast in determining whether or not a majority of votes has been cast.

                         PRINCIPAL STOCKHOLDERS

   The following table sets forth information as to the only person known by the Company to have beneficial ownership, as of March 1, 1997, of more than 5% of the outstanding shares of Company Common Stock, other than George C. Yax, whose beneficial ownership and address is disclosed under "Election of Directors." As of March 1, 1997, the Company had 10,463,248 shares outstanding. To the Company's knowledge, all shares shown as beneficially owned are held with sole voting power and sole dispositive power unless otherwise indicated. The information set forth below has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 on the basis of the most recent information furnished to the Company by the person listed.

                                  Shares
Name and Address             Beneficially Owned          Percent of Class
----------------             ------------------          ----------------

Heartland Advisors, Inc.          592,5001                    5.7%
790 N. Milwaukee Street
Milwaukee, Wisconsin  53202

(1) Of the 592,500 shares, Heartland Advisors, Inc. has sole voting power as to 567,500 of such shares and sole dispositive power as to all 592,500 shares.

            RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

   The Company's financial statements for the year ended December 31, 1996 were audited by the firm of Price Waterhouse LLP. Representatives of Price Waterhouse LLP are not expected to be present at the Meeting, but will be available to respond to appropriate questions in writing.

                         STOCKHOLDER PROPOSALS

   Eligible stockholders who desire to present a proposal qualified for inclusion in the proxy materials relating to the Company's 1998 annual meeting must forward such proposal to the Secretary of the Company at the address set forth on the Notice of the Meeting in time to arrive at the Company prior to December 18, 1997.

                                     By Order of the Board of Directors


                                              /s/ Quinn J. Hebert
                                              Quinn J. Hebert
                                                 Secretary
Lafayette, Louisiana
April 7, 1997

                                                               EXHIBIT A


                     AMERICAN OILFIELD DIVERS, INC.
            AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN


      1. Purpose. The purpose of the Amended and Restated Incentive Compensation Plan (the "Plan") of American Oilfield Divers, Inc. ("AOD") is to increase shareholder value and to advance the interests of AOD and its subsidiaries (collectively, the "Company") by furnishing a variety of economic incentives (the "Incentives") designed to attract, retain and motivate key employees and officers and to strengthen the mutuality of interests between such employees and AOD's shareholders. Incentives may consist of opportunities to purchase or receive shares of common stock, no par value per share, of AOD (the "Common Stock"), monetary payments or both, on terms determined under the Plan. As used in the Plan, the term "subsidiary" means any corporation of which AOD owns (directly or indirectly) within the meaning of Section 425(f) of the Internal Revenue Code of 1986, as amended (the "Code"), 50% or more of the total combined voting power of all classes of stock.

      2.    Administration.

            2.1. Composition. Prior to the registration of the Common Stock under the Securities Exchange Act of 1934 (the "1934 Act"), the Plan shall be administered by the Board of Directors of AOD. After registration of the Common Stock under the 1934 Act, the Plan shall be administered by the compensation committee (the "Committee") of the Board of Directors of AOD, consisting of two or more members of the Board of Directors, each of whom, to the extent necessary to comply with Rule 16b-3 ("Rule 16b-3") promulgated by the Securities and Exchange Commission (the "SEC") under the 1934 Act or any successor rule or regulation thereto as in effect from time to time, is a "non-employee director" within the meaning of Rule 16b-3 and, to the extent necessary to comply with Section 162(m) ("Section 162(m)") of the Code and all regulations promulgated thereunder as in effect from time to time, is an "outside director" under Section 162(m). References herein to the "Committee" shall refer to the Board prior to the registration of the Common Stock under the 1934 Act.

            2.2. Authority. The Committee shall have plenary authority to award Incentives under the Plan, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to enter into agreements with participants as to the terms of the Incentives (the "Incentive Agreements") and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and participants. The Committee may delegate its authority hereunder to the extent provided elsewhere herein.

      3. Eligible Employees. Key employees of the Company (including officers and directors who are full-time employees of the Company) shall become eligible to receive Incentives under the Plan when designated by the Committee. Employees may be designated individually or by groups or categories, as the Committee deems appropriate. With respect to participants not subject to Section 16 of the 1934 Act, the Committee may delegate its authority to designate participants, to determine the size and type of Incentive to be received by those participants and to determine or modify performance objectives for those participants.

      4. Types of Incentives. Incentives may be granted under the Plan in any of the following forms, either individually or in combination, (a) incentive stock options and non-qualified stock options; (b) stock awards; (c) restricted stock; (d) performance shares and (e) cash awards.

      5.    Shares Subject to the Plan.

            5.1. Number of Shares. Subject to adjustment as provided in Section 10.5, a total of 1,200,000 shares of Common Stock are authorized to be issued under the Plan. In the event that a stock option granted hereunder expires or is terminated or cancelled prior to exercise, any shares of Common Stock that were issuable under such options may again be issued under the Plan. In the event that shares of Common Stock are issued as restricted stock or pursuant to a stock award and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan.

            5.2. Type of Common Stock. Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

            5.3. Individual Limit. Any provision of the Plan to the contrary notwithstanding, no individual may receive in any year Incentives under the Plan, whether payable in cash or shares of Common Stock, that relate to more than 400,000 shares of Common Stock.

      6. Stock Options. A stock option is a right to purchase shares of Common Stock from AOD. Stock options granted under this Plan may be incentive stock options or non-qualified stock options. Any option that is designated as a non-qualified stock option shall not be treated as an incentive stock option. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

            6.1. Price. The exercise price per share shall be determined by the Committee, subject to adjustment under Section 10.5; provided that in no event shall the option price be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant.

            6.2.  Number.   The number of shares of Common Stock subject
      to the option shall be determined by the Committee, subject to adjustment as provided in Section 10.5.

            6.3. Duration and Time for Exercise. The term of each stock option shall be determined by the Committee. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee at the time of grant. The Committee may accelerate the exercisability of any stock option.

            6.4. Repurchase. Upon approval of the Committee, the Company may repurchase a previously granted stock option from the holder thereof by mutual agreement before such option has been exercised by payment to such holder of the amount per share by which: (i) the Fair Market Value (as defined in Section 10.12) of the Common Stock subject to the option on the date of purchase exceeds (ii) the exercise price.

            6.5. Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars and may be paid by cash; check; by delivery of shares of Common Stock held by the holder of such stock option for at least six months, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised, or in such other manner as may be authorized from time to time by the Committee. The Committee may also permit holders of such stock options, either on a selective or aggregate basis, simultaneously to exercise options and sell the shares of Common Stock acquired pursuant to a brokerage or similar arrangement, approved in advance by the Committee, and use the proceeds from such sale as payment of the exercise price. In the case of delivery of an uncertified check upon exercise of a stock option, no shares shall be issued until the check has been paid in full. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a holder of a stock option shall have no rights as a shareholder.

            6.6. Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as Incentive Stock Options (as such term is defined in Section 422A of the Code):

                  (a) Any Incentive Stock Option agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as Incentive Stock Options.

                  (b) All Incentive Stock Options must be granted within ten years from the date on which this Plan is adopted by the Board of Directors.

                  (c) Unless sooner exercised, all Incentive Stock Options shall expire no later than ten years after the date of grant.

                  (d) The option price for Incentive Stock Options shall be not less than the Fair Market Value of the Common Stock subject to the option on the date of grant.

                  (e) No Incentive Stock Options shall be granted to any participant who, at the time such option is granted, would own (within the meaning of Section 422A of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

                  (f) The aggregate Fair Market Value (determined with respect to each Incentive Stock Option as of the time such Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of AOD or any of its subsidiaries) shall not exceed $100,000.

            6.7. Equity Maintenance. If a participant exercises an option during the term of his employment with the Company, and subject to Committee approval pays the exercise price (or any portion thereof) through the surrender of shares of outstanding Common Stock previously held in the participant's name, the Committee may, in its discretion, grant to such participant an additional option to purchase the number of shares of Common Stock equal to the shares of Common Stock so surrendered by such participant. Any such additional options granted by the Committee shall be exercisable at the Fair Market Value of the Common Stock determined as of the respective dates such additional options may be granted. As stated above, such additional options may be granted only in connection with the exercise of options by the participant during the term of his active employment with the Company. The grant of such additional options under this Section
      6.7 shall be made upon such other terms and conditions as the Committee may from time to time determine.

      7. Stock Awards and Restricted Stock. A stock award consists of the transfer by the Company to a participant of shares of Common Stock, without other payment therefor, as additional compensation for services previously provided to the Company. Restricted stock consists of shares of Common Stock that are transferred to a participant by the Company for services previously provided to the Company or sold by the Company to a participant for the price provided in Section 7.2 below, but subject to restrictions on sale or other transfer by the participant. The transfer of Common Stock pursuant to stock awards and the transfer and sale of restricted stock shall be subject to the terms and conditions provided below.

            7.1. Number of Shares. The number of shares to be transferred by the Company to a participant pursuant to a stock award or as restricted stock shall be determined by the Committee.

            7.2. Sale Price. The Committee shall determine the price, if any, at which shares of restricted stock shall be sold to a participant, which may vary from time to time and among participants.

            7.3. The Restricted Period. At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted (the "Restricted Period"). Each award of restricted stock may have a different Restricted Period. A Restricted Period of at least three years is required, except that if vesting of the shares is subject to the attainment of specified performance goals, a Restricted Period of one year or more is permitted. Unless otherwise provided in the Incentive Agreement, the Committee may in its discretion declare the Restricted Period terminated and permit the sale or transfer of the restricted stock. The expiration of the Restricted Period shall also occur as provided under Section 10.3.

            7.4. Escrow. In order to enforce the restrictions imposed by the Committee pursuant to Section 7.3, the participant receiving restricted stock shall enter into an agreement with the Company setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the participant and the certificates representing such shares shall be deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

                  The  transferability  of  this certificate
                  and the shares of Common Stock represented
                  by  it  are  subject  to  the  terms   and
                  conditions    (including   conditions   of
                  forfeiture)  contained   in  the  American
                  Oilfield Divers, Inc. Amended and Restated
                  Incentive   Compensation  Plan,   and   an
                  agreement   entered   into   between   the
                  registered  owner  and  American  Oilfield
                  Divers, Inc.   A  copy  of  the  Plan  and
                  agreement is on file in the office of the secretary of American Oilfield Divers, Inc.

            7.5. End of Restricted Period. Subject to Section 10.4, at the end of the Restricted Period for shares of restricted stock, the certificates representing such shares will be delivered free of restrictions imposed under Section 7.3 to the participant or to the participant's legal representative, beneficiary or heir.

            7.6. Shareholder. Subject to the terms and conditions of the Plan and the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a shareholder with respect to shares of stock during the Restricted Period for such shares, including without limitation, the right to vote such shares. Unless otherwise provided in the Incentive Agreement, dividends paid in cash or property other than Common Stock with respect to shares of restricted stock shall be paid to the participant currently.

      8. Performance Shares. A performance share consists of an award that shall be paid in shares of Common Stock, as described below, without any payment by the participant. The award of performance shares shall be subject to such terms and conditions as the Committee deems appropriate, including the following:

            8.1. Performance Objectives. Each performance share will be subject to performance objectives for the Company or one of its operating divisions to be achieved by the end of a specified period. The number of performance shares awarded shall be determined by the Committee and may be subject to such terms and conditions, as the Committee shall determine. If the performance objectives are achieved, each participant will be paid in shares of Common Stock equal to the number of performance shares initially granted to that participant. If such objectives are not met, each award of performance shares may provide for lesser payments in accordance with formulae established in the award.

            8.2. Not a Shareholder. The award of performance shares to a participant shall not create any rights in such participant as a shareholder of the Company, until the payment of shares of Common Stock with respect to an award.

            8.3. Dividend Equivalent Payments. Unless a performance share award is granted by the Committee in conjunction with dividend equivalent payment rights or other such rights, no adjustment shall be made in performance shares awarded on account of cash dividends that may be paid or other rights that may be issued to the holders of Common Stock prior to the end of any period for which performance objectives were established.

      9. Cash Awards. A cash award consists of a monetary payment made by the Company to a participant as additional compensation for his services to the Company. Payment of a cash award may depend on achievement of performance objectives by the Company or by individuals or may relate to the amount of the tax obligation imposed on the participant in connection with a stock Incentive granted to the participant. The amount of any monetary payment constituting a cash award shall be determined by the Committee in its sole discretion. Cash awards may be subject to other terms and conditions, which may vary from time to time and among participants, as the Committee determines to be appropriate.

      10.   General.

            10.1. Duration. The Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

            10.2.  Transferability.   No  stock  option  or  performance
      share   may   be   transferred,  pledged,  assigned  or  otherwise
      encumbered by a participant except:

                  (i)   by will;

                  (ii)  by the laws of descent and distribution;

                  (iii) pursuant to a domestic relations order, as defined in the Code, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto; or

                  (iv) as to stock options only, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, (a) to Immediate Family Members, (b) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the only partners, (c) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the only members, or
      (d) to a trust for the sole benefit of Immediate Family Members. "Immediate Family Members" shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses. To the extent that an Incentive Stock Option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a non-qualified stock option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of stock options or performance shares, or levy of attachment or similar process upon stock options of performance shares not specifically permitted herein, shall be null and void and without effect.

            10.3. Effect of Termination of Employment or Death. In the event that a participant ceases to be an employee of the Company for any reason, including death, any Incentives may be exercised or shall expire at such times as may be determined by the Committee in the Incentive Agreement.

            10.4. Additional Condition. Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient or holder of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

            10.5. Adjustment. In the event of any merger, consoli-dation or reorganization of the Company with any other corporation or corporations, there shall be substituted for each of the shares of Common Stock then subject to the Plan, including shares subject to restrictions, options, or achievement of performance share objectives, the number and kind of shares of stock or other securities to which the holders of the shares of Common Stock will be entitled pursuant to the transaction. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to restrictions, options or achievement of performance share objectives, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide the holders thereof with the same relative rights before and after such adjustment. No such adjustments required by this Section 10.5 shall be authorized to the extent that such authority would be inconsistent with the requirements for full deductibility under Section 162(m).

            10.6. Incentive Agreements. Except in the case of stock awards or cash awards, the terms of each Incentive shall be stated in an agreement approved by the Committee. The Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as Incentive Stock Options or as non-qualified stock options.

            10.7.  Withholding.

                  (a) The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time that a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the issuance of Common Stock, the lapse of restrictions on Common Stock or the exercise of an option, the participant may, subject to the approval of the Committee, satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined ("Tax Date").

                  (b) Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. If a participant makes an election under Section 83(b) of the Code with respect to shares of restricted stock, an Election is not permitted to be made.

            10.8. No Continued Employment. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

            10.9. Deferral Permitted. Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive Agreement. Payment may be deferred at the option of the participant if provided in the Incentive Agreement.

            10.10. Amendment of the Plan. The Board may amend or discontinue the Plan at any time; provided, however, that no amendment shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval necessary to qualify Incentives as "performance based" compensation under
      Section 162(m) if such qualification is deemed necessary or advisable by the Committee; and provided further, that no amendment or discontinuance shall, subject to adjustments permitted under Section 10.5, change or impair, without the consent of the holder thereof, an Incentive previously granted, except that the Company retains the right to (a) convert any outstanding Incentive Stock Option to a non-qualified stock option, or (b) require the forfeiture of an Incentive if a participant's employment is terminated for cause.

            10.11. Acceleration of Incentives. Notwithstanding any provision in this Plan or in any Incentive Agreement to the contrary, the restrictions on all shares of restricted stock awarded shall lapse immediately, all outstanding options shall become exercisable immediately, and all performance objectives shall be deemed to be met and payment made immediately, (a) if so determined by the Committee at any time in its sole discretion, or
      (b) if any of the following events occur, unless otherwise determined by the Board of Directors and a majority of the Continuing Directors (as defined below):

                  (i) any person or group of persons, other than any employee benefit plan of the Company, or related trust, initially becomes the beneficial owner of securities representing 30% or more of the total voting power of AOD;

                  (ii) a majority of the members of the Board of Directors of AOD is replaced within any period of less than two years by directors not nominated and approved by the Board of Directors; or

                  (iii) the    shareholders    of    AOD    approve    a
            reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the Common Stock and other voting securities of AOD immediately prior to such reorganization, merger, or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of AOD or the sale or other disposition of all or substantially all of the assets of AOD;

            provided that, if a participant directs the Committee in writing prior to the occurrence of any such event (an "Acceleration Notice") then the acceleration shall occur only to the extent specified in the Acceleration Notice.

            For the purposes of this Section 10.11, beneficial ownership by a person or group of persons shall be determined in accordance with Regulation 13D (or any similar successor regulation) promulgated by the SEC under the 1934 Act. Beneficial ownership of securities representing more than 30% of the total voting power may be established by any reasonable method, but shall be presumed conclusively as to any person who files a Schedule 13D report with the SEC reporting such ownership. If the restrictions and non-exercisability periods are eliminated by reason of provision (i), the limitations of this Plan shall not become applicable again should the person or group cease to own securities representing 30% or more of the voting power of AOD.

            For purposes of this Section 10.11, "Continuing Directors" are directors (A) who were in office prior to the time any of provisions (i), (ii) or (iii) occurred or any person publicly announced an intention to acquire securities representing 20% or more of the voting power of AOD, (B) directors in office for a period of more than two years, and (C) directors nominated and approved by the Continuing Directors.

            10.12. Definition of Fair Market Value. Whenever "Fair Market Value" of Common Stock shall be determined for purposes of this Plan, it shall be determined as follows: (a) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the applicable date, or if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of the Common Stock; (b) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and
      (c) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the applicable date as established by the Committee in good faith.

            10.13. Compliance with Section 16. With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-
      3. To the extent any provision of the Plan or action by the Committee is deemed not to comply with an applicable condition of Rule 16b-3, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

PROXY
        This Proxy is Solicited on Behalf of the Board of Directors of

                         AMERICAN OILFIELD DIVERS, INC.

   The  undersigned hereby constitutes and appoints Quinn J. Hebert and Cathy
M. Green, or either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote, as designated below, all of the shares of Common Stock of American Oilfield Divers, Inc. (the "Company") that the undersigned is entitled to vote and held of record by the undersigned on March 14, 1997 at the annual meeting of shareholders of the Company to be held on May 16, 1997 (the "Annual Meeting"), and at any and all adjournments thereof.

   The Board of Directors recommends a vote FOR the nominee listed below.

   1. Election of Director.


      FOR [ ] The nominee listed below (except as marked to the contrary below)

                                       WITHHOLD AUTHORITY  [ ] to vote for the
                                                               nominee listed
                                                               below.


      INSTRUCTIONS:  To  withhold authority to vote for any nominee, strike a line  through  the nominee's name below:

                     Rodney W. Stanley

   The Board of Directors recommends a vote FOR the approval of the Amended and Restated Incentive Compensation Plan.

   2. Approval of the Amended and Restated Incentive Compensation Plan.

      [ ]  FOR    [ ]  AGAINST

   3. In their discretion to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.


                                    (Please See Reverse Side)

   This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominee listed on the reverse side and FOR the approval of the Amended and Restated Incentive Compensation Plan. The individuals designated above will vote in their discretion on any other matter that may properly come before the meeting.

                                                            Date:       , 1997

                                       Signature of Shareholder

                                       Signature if held jointly

                                                 Please  sign exactly  as name
                                                 appears  on  the  certificate
                                                 or certificates  representing
                                                 shares to  be  voted  by this
                                                 proxy, as  shown on the label
                                                 to the left.  When signing as
                                                 executor, administrator,
                                                 attorney, trustee, or guardian
                                                 please  give  full  title  as
                                                 such.  If  a  corporation,
                                                 please sign full  corporation
                                                 name  by  president  or other
                                                 authorized officer.  If  a
                                                 partnership,  please  sign in
                                                 partnership name by authorized
                                                 persons.

      Please mark, sign, date and return this proxy promptly using the enclosed envelope.